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                                                                 EXHIBIT NO. 11

COMPUTATION OF EARNINGS PER COMMON SHARE
FABRI-CENTERS OF AMERICA, INC.
(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)
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
                                                         THIRTEEN WEEKS ENDED                  THIRTY-NINE WEEKS ENDED
                                                    -------------------------------         -------------------------------
                                                    OCTOBER 28,         OCTOBER 29,         OCTOBER 28,         OCTOBER 29,
                                                       1995                1994                1995                1994
---------------------------------------------------------------------------------------------------------------------------
 PRIMARY EARNINGS PER SHARE:

 Net earnings (loss)                                $     5,969       $       4,075          $     2,913       $    (2,380)
                                                    ===========       =============          ===========       ============
 Weighted average shares of common stock
    outstanding during the period                    18,437,201          18,334,698           18,394,136         18,277,712
 Incremental shares from assumed exercise of
    stock options - primary                           1,094,986             319,376              820,683            362,684
                                                    -----------       -------------          -----------       ------------
                                                     19,532,187          18,654,074           19,214,819         18,640,396
                                                    ===========       =============          ===========       ============
 Primary earnings (loss) per common share           $      0.31       $        0.22          $      0.15       $     (0.13)
                                                    ===========       =============          ===========       ============


 EARNINGS PER SHARE ASSUMING FULL
 DILUTION:

 Net earnings (loss)                                $     5,969       $       4,075          $     2,913       $    (2,380)
 Interest expense applicable to 6 1/4%
    convertible subordinated debentures,
    net of tax                                              548                 548                1,643              1,643
                                                    -----------       -------------          -----------       ------------
 Net earnings (loss)                                $     6,517       $       4,623          $     4,556       $      (737)
                                                    ===========       =============          ===========       ============


 Weighted average shares of common stock
    outstanding during the period                    18,437,201          18,334,698           18,394,136         18,277,712
 Incremental shares from assumed exercise of
    stock options - fully diluted                     1,156,116             441,058              914,191            441,058
 Incremental shares from assumed conversion of
    6 1/4% convertible subordinated debentures        2,337,764           2,337,764            2,337,764          2,337,764
                                                    -----------       -------------          -----------       ------------
                                                     21,931,081          21,113,520           21,646,091         21,056,534
                                                    ===========       =============          ===========       ============
 Earnings (loss) per common share assuming
    full dilution                                   $      0.30         $      0.22   (a)    $      0.21   (a)  $    (0.04)   (a)
                                                    ===========       =============          ===========       ============


(a) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.


Note: The amount of shares for the periods ended October 29, 1994 have been restated to give effect to the Company's recapitalization amendment, which has been accounted for as if it were a two-for-one stock split.


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